Exhibit 99.1

Gold Crest Mines, Inc. and Newmont Propose to Form Joint Ventures

Spokane, Washington, February 29, 2008, For Immediate Release.

Gold Crest Mines, Inc. (GCMN: OTCBB) is pleased to announce that it has signed two separate term sheets with Newmont North America Exploration Limited, a subsidiary of Newmont Mining Corporation (NYSE: NEM) under which the parties propose to create two joint ventures to explore for gold deposits covering GCMN’s AKO and Luna claim groups, located in the Kuskokwim region of southwestern Alaska approximately 120 miles south of the Donlin Creek deposit.

The proposed joint ventures are subject to a 30-day due diligence period by Newmont and will require the parties to negotiate final terms and prepare, approve and execute definitive joint venture agreements.  Under the proposed terms for each joint venture, Newmont can earn a 51% interest in GCMN’s properties by spending $3,000,000 in Qualifying Work Expenditures which includes a minimum of 3,000 meters of drilling on such property on or before December 31, 2011.  In addition, to earn its interest under each joint venture Newmont must make cash payments to GCMN of $25,000 on or before January 15, 2009 and $50,000 on or before January 15, 2010.  Newmont will be the operator of the proposed joint ventures.

Newmont has the option to increase its interest under either joint venture to 70% by completing an additional $6,000,000 in Qualifying Work Expenditures which includes a minimum of 3,000 additional meters of drilling on such property on or before December 31, 2015.

In the event a decision is made to build a mine on either property, either company may elect to have Newmont provide all the financing for the mine in return for Newmont receiving an additional 10% interest in that property.  GCMN would repay Newmont with interest from GCMN’s share of future profits.

Tom Parker, President and CEO for GCMN, commented, “We are pleased that one of the world’s largest gold producers has recognized the potential on our claim groups.  Newmont’s entry into our projects validates GCMN’s grass roots exploration approach in this highly prospective region.  We look forward with anticipation to the results of the exploration program to be conducted by Newmont and to a successful exploration season.”

Gold Crest Mines, Inc. is a junior gold exploration company with properties in Alaska and Idaho, and is a reporting company under the Securities and Exchange Act of 1934.  GCMN is listed on the NASDAQ Electronic Bulletin Board (OTCBB) under the symbol “GCMN.”

Further information about Gold Crest Mines, Inc. and its properties can be found at the Company’s website at www.goldcrestminesinc.com.

For more information please contact:

Tom Parker                                                                                         Chris Dail

President & CEO                                                                                Vice President, Exploration

Tel-509-893-0171                                                                               Tel-509-893-0171

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. Investors should carefully consider the preceding information as well as information contained in any news release before making any investment in the shares of the company. Gold Crest Mines, Inc. undertakes no obligation to update any forward-looking statements.